UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Annual Incentive Plan

At Cloud Peak Energy Inc.’s (the “Company”) annual stockholders meeting held on May 14, 2013, the Company’s stockholders approved the Cloud Peak Energy 2013 Annual Incentive Plan (“AIP Plan”), including approval of the material terms of the AIP Plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which governs the Company’s ability to take deductions for compensation provided to specific senior executives.  Additional information regarding the results of the Company’s annual stockholders meeting is set forth below in this Report under Item 5.07.

The AIP Plan was approved by the Board of Directors of the Company to be effective January 1, 2013. The AIP Plan is intended to create incentives and rewards that are designed to motivate participants to put forth maximum effort toward the Company’s success and growth and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.  Pursuant to the AIP Plan, for each calendar year, the plan administrator may grant awards to eligible employees based on the achievement of performance goals with respect to one or more performance measures set forth in the AIP Plan, up to an annual individual award limit set forth in the AIP Plan.  The AIP Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m).  In addition to certain other requirements, in order for awards under the AIP Plan to constitute “performance-based compensation,” the material terms of the AIP Plan must be disclosed to and approved by the Company’s stockholders. That approval was obtained on May 14, 2013.

The AIP Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference in this Item 5.02.  The foregoing summary is qualified in its entirety by the complete terms and conditions of the AIP Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 14, 2013, the Company held its 2013 annual meeting of stockholders (“Annual Meeting”), at which the stockholders voted as follows:

•            Proposal 1 (Election of Directors): The stockholders elected Messrs. Bailey, Condon and Owens, all current directors, as Class I directors, each to serve until the Company’s annual meeting of stockholders in 2016.

Nominee	For	Against	Abstain	Broker Non- Votes

Keith Bailey	53,180,308	405,763	13,531	2,849,716
Patrick Condon	53,136,461	448,960	14,181	2,849,716
William Owens	51,558,262	2,026,558	14,782	2,849,716

•            Proposal 2 (Ratification of the Appointment of Independent Auditors): The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain	Broker Non- Votes
56,389,093	29,315	30,910	0

•            Proposal 3 (Advisory Vote on Compensation of Named Executive Officers): The stockholders approved on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

For	Against	Abstain	Broker Non- Votes
51,474,132	2,080,760	44,710	2,849,716

•           Proposal 4 (Approval of the Cloud Peak Energy 2013 Annual Incentive Plan): The stockholders approved the Cloud Peak Energy 2013 Annual Incentive Plan, including approval of the material terms of the 2013 Annual Incentive Plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non- Votes
51,122,222	2,451,719	25,661	2,849,716

Additional information about these proposals can be found in the Company’s proxy statement for the Annual Meeting, which was first sent to stockholders and filed with the U.S. Securities and Exchange Commission on April 9, 2013. There were no other proposals voted on at the Annual Meeting.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith.

10.1      Cloud Peak Energy 2013 Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: May 15, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: May 15, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cloud Peak Energy 2013 Annual Incentive Plan